AMENDMENT NO. 1 TO CREDIT AGREEMENT


     This AMENDMENT NO. 1 TO CREDIT AGREEMENT ("Amendment") is entered into as of September 29, 2006 among Cadiz Inc., a Delaware corporation ("Cadiz"), and Cadiz Real Estate LLC, a Delaware limited liability company ("CRE"; together with Cadiz, the "Borrower" or "Borrowers" ), the lenders from time to time party hereto ("Lenders") and Peloton Partners LLP, as administrative agent (the "Agent"). The parties to this Amendment are hereinafter sometimes referred to collectively as the "Parties".


                            RECITALS:

     WHEREAS, the Parties have entered into a Credit Agreement dated as of June 26, 2006, (the "Credit Agreement"); and

     WHEREAS, the Parties desire to amend the Credit Agreement and certain Loan Documents in certain respects;

     NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows. Defined terms used herein shall, if not otherwise defined in this Amendment No. 1, have the same meaning as set forth in the Credit Agreement.

     1. DEFINITIONS. Section 1.1 of the Agreement (g) is hereby is hereby amended as follows:

          a.   The definitions of "Adjusted Conversion Share
Amount" and "Adjusted Parity Amount" are hereby deleted;

          b.   The definitions of "Adjusted Tranche A Conversion
Price" and "Adjusted Tranche B Conversion Price" are hereby deleted and replaced with the following:

               "Adjusted Tranche A Conversion Price": with respect to the Tranche A Conversion Price, the price obtained by application of the table of prices as set forth on Table 1 attached hereto and by this reference incorporated herein.

               "Adjusted Tranche B Conversion Price": with respect to the Tranche B Conversion Price, the price obtained by application of the table of prices as set forth on Table 1 attached hereto and by this reference incorporated herein.

          c. The definitions of "Tranche A Conversion Price" and Tranche B Conversion Price" shall be amended solely to replace the reference to "Section 2.7(g)" in each such definition with a reference to "Section 2.7(f)".

     2. MAXIMUM NUMBER OF CONVERSION SHARES. Section 2.7(g) is hereby added to read in its entirety as follows:

     "(g) In no event shall the total number of Conversion Shares issuable pursuant to this Agreement exceed 2,221,909, except as a result of adjustments effectuated pursuant to the requirements of subsection (f) above."

     3. CHANGE OF CONTROL ELECTIONS. Sections 2.8(a) and (b) are hereby deleted and replaced with the following:

     "(a) Each Lender shall have the right, at such Lender's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by Cadiz (the "Change of Control Offer") communicated to the Agent, to either (i) require Cadiz to repay the Loans in cash in an amount equal to the Accreted Loan Value of the Loans, or (ii) convert the Loans into Conversion Shares at the Adjusted Tranche A Conversion Price and the Adjusted Tranche B Conversion Price, as applicable.

     (b) The Change of Control Offer shall be made in writing by Cadiz to the Agent (for reasonably prompt distribution to each Lender) concurrently with the public announcement of such Change of Control and shall remain open until the date of the consummation of the Change of Control (the "Change of Control Period"). The written notice shall provide (i) information about the terms and conditions of the Change of Control, (ii) information about the Lenders' right to elect repayment of the Loans or conversion of the Loans into Conversion Shares pursuant to Section 2.8(a); and (iii) the expiration date of the Change of Control Period. "

     4. SECURITY DOCUMENTS. Section 3.16(c) is hereby added to read in its entirety as follows:

     "(c) Notwithstanding the provisions of this Agreement, the Security Agreement, the Mortgage, or any other Loan Document which provides for collateral as security for the Obligations, neither Agent nor Lender shall have any claim against such collateral with respect to the enforcement of Obligations in favor of the Agent or a Lender arising under Section 2.7 hereof, under Section 2.8(a)(ii) hereof, or under the Registration Rights Agreement."

     5. EXISTING CREDIT AGREEMENT. Except as otherwise amended or modified herein or hereby, the provisions of the Credit
Agreement are hereby reaffirmed and shall remain in full force and effect.

     6. FURTHER AMENDMENT TO LOAN DOCUMENTS. The parties shall, promptly following the execution of this Amendment, amend the Security Agreement, the Mortgage, and any other Loan Document for which such amendment is appropriate, in order to reflect the amendments to the Credit Agreement set forth in this Amendment; provided, that, pending the formal execution of such amendments, in the event of a conflict between the provisions of any such Loan Document and the provisions of the Credit Agreement as amended by this Amendment, the provisions of the Credit Agreement as so amended shall apply. In addition, the parties agree that they shall use their reasonable best efforts to negotiate and execute such further amendments to the Loan Documents as may be necessary in order to ensure that neither Agent nor Lender shall have any claim against collateral with respect to the enforcement of Obligations in favor of the Agent or a Lender solely to the extent that such Obligations may be classified as an "embedded derivative instrument" as such term is applied under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities and related Emerging Issues Task Force (EITF) interpretations and the rules and regulations of the U.S. Securities and Exchange Commission (provided, that no such amendment shall adversely impact any claim against collateral with respect to the enforcement of Obligations in favor of the Agent or a Lender relating to the repayment by Borrowers of the Accreted Loan Value of the Loans).


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              CADIZ INC.

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              CADIZ REAL ESTATE LLC


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              PELOTON PARTNERS LLP, as
                              Administrative Agent

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              PELOTON MULTI-STRATEGY MASTER FUND,
                              as Lender

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:



                              MILFAM II L.P.

                              By:  Milfam LLC, as general partner

                              By:
                                 ---------------------------------
                                 Name:  Lloyd Miller, III
                                 Title:  Managing Member




                             TABLE 1


                Adjusted Tranche A    Adjusted Tranche B
     Date        Conversion Price      Conversion Price
   --------     ------------------    ------------------
   06/29/06           $16.50              $16.50
   06/30/06           $16.50              $16.50
   07/31/06           $16.53              $16.62
   08/31/06           $16.56              $16.73
   09/30/06           $16.58              $16.84
   10/31/06           $16.61              $16.95
   11/30/06           $16.64              $17.06
   12/31/06           $16.67              $17.17
   01/31/07           $16.70              $17.28
   02/28/07           $16.72              $17.38
   03/31/07           $16.75              $17.49
   04/30/07           $16.78              $17.60
   05/31/07           $16.80              $17.71
   06/30/07           $16.83              $17.82
   07/31/07           $16.86              $17.93
   08/31/07           $16.89              $18.05
   09/30/07           $16.91              $18.16
   10/31/07           $16.94              $18.27
   11/30/07           $16.97              $18.38
   12/31/07           $17.00              $18.49
   01/31/08           $17.03              $18.60
   02/29/08           $17.05              $18.70
   03/31/08           $17.08              $18.82
   04/30/08           $17.11              $18.93
   05/31/08           $17.13              $19.04
   06/30/08           $17.16              $19.15
   07/31/08           $17.19              $19.26
   08/31/08           $17.22              $19.37
   09/30/08           $17.24              $19.48
   10/31/08           $17.27              $19.59
   11/30/08           $17.30              $19.70
   12/31/08           $17.33              $19.81
   01/31/09           $17.36              $19.92
   02/28/09           $17.38              $20.02
   03/31/09           $17.41              $20.14
   04/30/09           $17.44              $20.24
   05/31/09           $17.46              $20.36
   06/30/09           $17.49              $20.47
   07/31/09           $17.52              $20.58
   08/31/09           $17.55              $20.69
   09/30/09           $17.57              $20.80
   10/31/09           $17.60              $20.91
   11/30/09           $17.63              $21.02
   12/31/09           $17.66              $21.13
   01/31/10           $17.69              $21.24
   02/28/10           $17.71              $21.34
   03/31/10           $17.74              $21.46
   04/30/10           $17.77              $21.56
   05/31/10           $17.79              $21.68
   06/30/10           $17.82              $21.78
   07/31/10           $17.85              $21.90
   08/31/10           $17.88              $22.01
   09/30/10           $17.90              $22.12
   10/31/10           $17.93              $22.23
   11/30/10           $17.96              $22.34
   12/31/10           $17.99              $22.45
   01/31/11           $18.02              $22.56
   02/28/11           $18.04              $22.66
   03/31/11           $18.07              $22.77
   04/30/11           $18.10              $22.88
   05/31/11           $18.12              $23.00
   06/29/11           $18.15              $23.10